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                                                                     EXHIBIT 4.1

                            BOSTON ACOUSTICS, INC.

                          1997 STOCK PLAN, AS AMENDED


     1.  Purpose.  The purpose of this plan (the "Plan") is to secure for Boston
         -------
Acoustics, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors and consultants of the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. This Plan is intended to provide incentives: (i) to employees, officers, directors and consultants of the Company by providing them with opportunities to purchase shares of the Company's Common Stock, $0.01 par value ("Common Stock"), pursuant to options granted hereunder ("Options") and (ii) to directors of the Company by providing them with the opportunity to purchase shares of Common Stock directly from the Company ("Purchases"). Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to ISOs (as that term is defined in the Plan).

     2.  Administration and Types of Options.
         -----------------------------------

         (a)   Administration.  Except as otherwise provided in Section 24, the
               --------------
     Plan shall be administered by a compensation committee (the "Committee") of not less than two directors of the Company appointed by the Board of Directors of the Company (the "Board") each of whom is not an employee of the Company and who qualifies as a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, shall have the authority to (i) determine the employees of the Company (from among the class of employees eligible under Section 3 to receive ISOs (as such term is defined below)) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options(as such term is defined below)) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which Options may be granted; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6(a); (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 8) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (vii) interpret the Plan and
     prescribe and rescind rules and regulations relating to it.   If the
     Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any
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     Option granted under it shall be final unless otherwise determined by the
     Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or any Purchase granted under it.

         (b)   Compensation Committee.  The Committee may select one of its
               ----------------------
     members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

         (c)   Applicability of Rule 16b-3.  Those provisions of the Plan which
               ---------------------------
     make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

         (d)   Types of Options.  Options granted pursuant to the Plan may be
               ----------------
     either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code or non-qualified stock options ("Non-Qualified Options") which are not intended to meet the requirements of Section 422 of the Code.

     3.  Eligibility.
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         (a)   Options.  ISOs may be granted to any employee of the Company.
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     Those officers and directors of the Company who are not employees of the
     Company may not be granted ISOs under the Plan. Non-Qualified Options may be granted to any director, officer, employee or consultant of the Company. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting an Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him, her or it from, participation in any other grant of an Option.

         (b)   Purchases.  Eligibility for Purchases under the Plan shall be
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     determined in accordance with Section 24 of the Plan.

     4.  Stock Subject to Plan.
         ---------------------

         (a)   Options.  Subject to adjustment as provided in Section 15 below,
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     the maximum number of shares of Common Stock of the Company which may be issued and sold pursuant to Options issued under the Plan is 950,000 shares. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan. No shares issued upon exercise of any Option shall be returned to the Plan nor become available under the Plan for future distribution.

         (b)   Purchases. Subject to adjustment as provided in Section 15 below,
               ---------
     the maximum number of shares of Common Stock of the Company which may be issued and sold under Section 24 of the Plan is 20,000 shares. The shares may be authorized, but

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     unissued, or reacquired Common Stock. No shares issued and sold under
     Section 24 of the Plan shall be returned to the Plan nor become available under the Plan for future distribution.

     5.  Forms of Option Agreements.  As a condition to the grant of an Option
         --------------------------
under the Plan, each recipient of an Option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such option agreements may differ among recipients.

     6.  Exercise Price.
         --------------

         (a)   General.  The price per share of stock deliverable upon the
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     exercise of an Option shall be determined by the Committee, but it shall not be less than the par value per share of the stock; provided, that in the case of an ISO, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Committee, at the time of grant of such Option, or less than 110% of such fair market value in the case of Options described in Section 11(b).

         (b)   Fair Market Value. If, at the time an Option is granted under the
               -----------------
     Plan or Common Stock is delivered to the Company, the Company's Common Stock is publicly traded, the "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted or Common Stock is delivered to the Company and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System. However, if the Common Stock is not publicly traded at the time an Option is granted or the Common Stock is delivered, the "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Committee after it takes into consideration all factors which it deems appropriate.

         (c)   Payment of Exercise Price.  Payment of the exercise price of
               -------------------------
     Options granted under the Plan may be made (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, (ii) if authorized by the applicable option agreement or at the discretion of the Committee, by delivery to the Company of shares of Common Stock of the Company beneficially owned by the optionee for more than six months and which the optionee may freely transfer having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with then applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3, to the extent that the Common Stock is registered under the Exchange Act, and Regulation T promulgated

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     by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Committee.

     7.  Option Period.  Each Option and all rights thereunder shall expire on
         -------------
such date as shall be set forth in the applicable option agreement, except that, in the case of an ISO, such date shall not be later than ten years after the date on which the Option is granted and, in all cases, Options shall be subject to earlier termination as provided in the Plan.

     8.  Exercise of Options.  Each Option granted under the Plan shall be
         -------------------
exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan. Notwithstanding the foregoing, Options granted under the Plan to the Reporting Persons shall not be exercisable in any part until at least six months after the date of grant.

     9.  Nontransferability.
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         (a)   Nontransferability of Options. ISOs and Non-Qualified Options
               -----------------------------
     granted to Reporting Persons shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, that Non-Qualified Options held by Reporting Persons may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-
     3). Non-Qualified Options held by persons other than Reporting Persons shall be subject to restrictions on transferability in the Plan or provided in the applicable option agreement.

         (b)   Nontransferability of Rights Under Purchase Elections.  Any right
               -----------------------------------------------------
     under a Purchase Election shall not be assignable or transferable by the director who made such Purchase Election, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Rule 16b-
     3).

     10. Effect on Option of Termination of Employment or Other Relationship.
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Except as provided in Section 11(d) with respect to ISOs, and subject to the provisions of the Plan, the Committee shall determine the period of time during which an optionee may exercise an Option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such Option.

     11. ISOs.  Options granted under the Plan which are intended to be ISOs
         ----
shall be subject to the following additional terms and conditions:

         (a)   Express Designation.  All ISOs granted under the Plan shall, at
               -------------------
     the time of grant, be specifically designated as such in the option agreement covering such ISOs.

         (b)   10% Shareholder.  If any employee to whom an ISO is to be granted
               ---------------
     under the Plan is, at the time of the grant of such Option, the owner of stock possessing more

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     than 10% of the total combined voting power of all classes of stock of the company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the ISO granted to such an individual:

               (i) the purchase price per share of the Common Stock subject to such ISO shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

               (ii) the exercise period of such ISO shall not exceed five years from the date of grant.

         (c)   Dollar Limitation.   For so long as the Code shall so provide,
               -----------------
     Options granted to any employee under the Plan (and any other stock option plans of the Company) which are intended to constitute ISOs shall not constitute ISOs to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         (d)   Termination of Employment, Death or Disability.   No ISO may be
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     exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

               (i) an ISO may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement); provided that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option under the Plan;

               (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

               (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the ISO may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

     For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations

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(or any successor regulations). Notwithstanding the foregoing provisions, no ISO may be exercised after its expiration date.

     12.  Additional Option Provisions
          ----------------------------

          (a)  Additional Option Provisions.  The Committee may, in its sole
               ----------------------------
     discretion, include additional provisions in Option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any ISO granted under the Plan to fail to qualify as an ISO within the meaning of Section 422 of the Code.

          (b)  Option Acceleration, Extension, Etc.  The Committee may, in its
               -----------------------------------
     sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised or
     (ii) extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised; provided that no such extension shall be permitted if it would cause the Plan to fail, to comply with Section 422 of the Code or with Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

     13.  General Restrictions.
          --------------------

          (a)  Investment Representations.  The Company may require any person
               --------------------------
     to whom an Option is granted or shares are to be sold hereunder, as a condition of exercising such Option or purchasing shares pursuant to
     Section 24, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

          (b)  Compliance with Securities Laws.  Each Option shall be subject to
               -------------------------------
     the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

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

     14.  Rights as a Shareholder.  Neither a holder of an Option nor a director
          -----------------------
having made a Purchase Election shall have any rights as a shareholder with respect to any shares covered by the Option or Purchase Election (including, without limitation, any rights to receive dividends or non-cash distributions with respect to shares subject thereto) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     15.  Adjustment Provisions for Recapitalizations and Related Transactions.
          --------------------------------------------------------------------

          (a)  Adjustments Relating to Options.  If, through or as a result of
               -------------------------------
     any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction,
     (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance pursuant to Options issued under the Plan,
     (y) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 to the extent such adjustment would cause any ISO issued under the Plan to fail to comply with Section 422 of the Code or the Plan to fail to comply with Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

          (b)  Committee Authority to Make Adjustments.  Any adjustments under
               ---------------------------------------
     Section 15(a) will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

          (c)  Adjustments Relating to Purchasers.  If, through or as a result
               ----------------------------------
     of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance pursuant to
     Section 24 of the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Purchase Elections, and (z) the price for each share subject to any then outstanding Purchase Election, without changing the aggregate purchase price as to such Purchases which have not yet occurred. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15(c) to the extent such

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

     adjustment would cause any ISO issued under the Plan to fail to comply with
     Section 422 of the Code or the Plan to fail to comply with Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

          (d)  Board Authority to Make Adjustments.  Any adjustment under
               -----------------------------------
     Section 15(c) will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

     16.  Merger, Consolidation, Asset Sale, Liquidation, etc.
          ---------------------------------------------------

          (a)  Options.   In the event of a consolidation or merger or sale of
               -------
     all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company may in its discretion, take any one or more of the following actions, as to outstanding Options:
     (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for ISOs shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event; provided that notwithstanding anything to the contrary in this Section 16(a), any action taken by the Committee hereunder shall be in compliance with Rule 16b-3 as in effect at the time of such action and the conditions thereof necessary to maintain qualification of the Plan under Rule 16b-3, to the extent that
     the Common Stock is registered under the Exchange Act.   In the case of any
     Option which by the terms of the grant thereof (or the agreement or instrument governing such grant) or pursuant to a decision by the Committee under this Section 16(a) provides for such option becoming exercisable in full upon a Change in Control or otherwise under this Section 16, such option shall be deemed vested on the day immediately prior to the day on which such Change in Control occurs and such optionee shall be given prior written notice of such Change in Control sufficient to permit such optionee to exercise such Options. For purposes of this Plan, a "Change in Control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers all or substantially all of its operating assets; or
     (iv) if more than 50% of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company to a single person, entity or group of persons acting in concert.

          (b)  Substitute Options.  The Company may grant Options under the Plan
               ------------------
     in substitution for options held by employees of another corporation who become employees of the Company, or of a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

          (c)  Purchases.  In the event of a consolidation or merger or sale of
               ---------
     all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, any election to Purchase shares of Common Stock pursuant to Section 24 of the Plan shall automatically be cancelled and any Fee Deductions shall be paid to the appropriate directors promptly, together with interest on such Fee Deductions, calculated in accordance with Section 24(e) of the Plan.

     17.  No Special Employment Rights.  Nothing contained in the Plan or in any
          ----------------------------
Option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

     18.  Other Employee Benefits.  Except as to plans which by their terms
          -----------------------
include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Committee or required by law.

     19.  Amendment of the Plan.
          ---------------------

          (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to ISOs, or under Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act, the Board of Directors may not effect such modification or amendment without such approval.

          (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan.

     The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding ISOs granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

     20.  Withholding.
          -----------

          (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Such determination of the fair market value shall be made in accordance with
     Section 6(b).  An optionee who has made an election pursuant to this
     Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

          (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 as then in effect.

     21.  Cancellation and New Grant of Options, etc.  The Board of Directors
          ------------------------------------------
shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options under the Plan or the Company's 1986 Incentive Stock Option Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

     22.  Effective Date and Duration of the Plan.
          ---------------------------------------

          (a)  Effective Date.  The Plan shall become effective when adopted by
               --------------
     the Board of Directors, but no ISO granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's

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

     adoption of the Plan, no Options previously granted under the Plan shall be deemed to be ISOs and no ISOs shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no ISO granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such ISO to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any ISOs granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          (b)  Termination.  Unless sooner terminated in accordance with Section
               -----------
     16, the Plan shall terminate, with respect to ISOs, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance pursuant to Options issued under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to Non-Qualified Options on the date specified in (ii) above and with respect to Purchases on the date on which all shares available for issuance pursuant to Section 24 of the Plan shall have been issued. If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

     23.  Provision for Foreign Participants.  The Board of Directors may,
          ----------------------------------
without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

     24.  Purchases of Stock by Directors Who are not Officers or Employees.
          -----------------------------------------------------------------

          (a) The Company will issue shares of Common Stock on the last day of the fiscal year (the "Purchase Date") to any director of the Company who is not an officer or an employee of the Company (an "Eligible Director") and has made a then effective Purchase Election pursuant Section 24(b).

     (b) An Eligible Director may elect to purchase shares (a "Purchase Election") by submitting an election form to the Vice President-Finance on or before the 20th of August in the fiscal year in which he or she intends to participate. On such election form, a director shall (i) state the percentage to be deducted from the fee earned by such Eligible Director for service as a director of the Company (a "Fee"), (ii) authorize the purchase of Common Stock for him or her in accordance with the terms of the Plan,
     (iii)
     agree to hold any shares of Common Stock purchased pursuant to this Section 24 for at least six months from the date of acquisition and (iv) consent to the placement of a stop order on the books of the Company with regard to such shares for a period of at least six months from the date of acquisition.

          (c) Unless an Eligible Director files a new election form which either changes the rate of deduction from his or her Fee or indicates his or her withdrawal from the Plan, his or her deductions and purchases will continue at the same rate, provided he or she remains an Eligible Director. During a fiscal year, an Eligible Director may change the rate of deduction from his or her Fee or withdraw from the Plan at any time prior to the last Saturday in September. Any change or withdrawal indicated on a new election form received by the Vice President-Finance on or after the last Saturday in September will be effective as of the first day of the following fiscal year.

          (d) On the date on which cash payments of Fees are made, or would have been made (the "Deduction Date"), the Company will deduct from cash payments of Fees to each Eligible Director such amount indicated on his or her then effective Purchase Election, if any (a "Fee Deduction"). Any Fee Deduction made pursuant to this Section 24 will be held in the general funds of the Company. The maximum amount an Eligible Director may have deducted in a fiscal year is $8,500.

          (e) All Fee Deductions shall accrue interest at the prime rate reported in the Wall Street Journal at the Deduction Date from the Deduction Date through the last day of the Company's fiscal year.

          (f) Each Eligible Director who has elected to participate pursuant to a then effective Purchase Election and is a director of the Company as of the last day of the fiscal year shall acquire from the Company such whole number of shares of Common Stock which his or her Fee Deductions during the fiscal year and interest accrued thereon will purchase at the Purchase Price (as such term is defined below). Any balance of the Fee Deductions and interest accrued thereon will be refunded to the Eligible Director promptly.

          (g) The purchase price (the "Purchase Price") of Common Stock to be issued to any Eligible Director pursuant to this Section 24 shall be the fair market value of the Common Stock on the Purchase Date. "Fair market value" shall mean (i) the last reported sale price of the Common Stock on the Purchase Date on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price on the Purchase Date of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or
     (iii) the closing bid price (or average of bid prices) last quoted on the Purchase Date by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System. If no prices or quotes discussed in the preceding sentence are available on the Purchase Date, such quotes or prices shall be determined as of the last business day for which such prices or quotes are available prior to the Purchase Date. However, if the Common Stock is not publicly traded at the Purchase Date, the

     "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Board of Directors after it takes into consideration all factors which it deems appropriate.

          (h) Purchases pursuant to this Section 24 shall be generally administered by the Board of Directors. The provisions of this Section 24 are to be construed as a "formula plan" as defined by Rule 16b-3. As such, the provision of Section 24 shall not be amended more than once every six
     (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

                                    Adopted by the Board of Directors on
                                    May 28, 1997

                                    Amended by the Board of Directors
                                    May 15, 2001